Exhibit 3.2

BY-LAWS

of

PHI GROUP, INC.

SECTION 1. OFFICES

1.1. Principal Office. The principal office of the Corporation shall be located at 2001 S.E. Evangeline Thruway, Lafayette, Louisiana 70508 or in such place within or without the State of Delaware as the Board of Directors may determine from time to time.

1.2. Additional Offices. The Corporation may have such offices at such other places as the Corporation’s Board of Directors (the “Board” or “Board of Directors”) may from time to time determine or the business of the Corporation may require.

SECTION 2. STOCKHOLDERS MEETINGS

2.1. Place of Meetings. Unless otherwise required by law or these By-laws, all meetings of the stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as may be designated by the Board.

2.2. Annual Meetings. An annual meeting of the stockholders shall be held at such date at such time as may be specified by the Board in the call of the meeting, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual stockholders’ meeting is held for a period of thirteen months, and directors are not elected by written consent in lieu of an annual meeting during that period, any stockholder may demand that the Secretary of the Corporation call such a meeting to be held in the manner specified under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”).

2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board, (ii) the Board or (iii) the holders of at least 20% of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors. The Board or the Chairman of the Board shall determine the date, time and place, if any, and/or means of remote communication, of any special meeting, which shall be stated in a notice of meeting delivered by the Board. Except as otherwise required by law or provided in the instrument of designation of any series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation may not be called by any person, group or entity other than those specifically enumerated in this Section 2.3.

2.4. Notice of Meetings.

(a) Except as otherwise provided by law, the authorized person or persons calling a stockholders’ meeting shall cause written notice of (i) the time and place of the meeting, (ii) the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (iii) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), in each case to be given to all stockholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law, the Certificate of Incorporation, or these By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

(b) Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, or a written waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c) Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these By-Laws to any stockholder with whom communication is unlawful, the giving of such notice to such stockholder shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such stockholder. Any action or meeting which shall be taken or held without notice to any such stockholder with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. Notwithstanding the other provisions of this Section 2.4, no notice of a meeting of the stockholders of the Corporation need be given to any stockholder if (i) (A) an annual report and proxy statement for two consecutive annual meetings of stockholders or (B) all, and at least two, checks and payment of dividends or interest on securities during a twelve-month period, in either case, have been sent by first-class, United States mail, addressed to the stockholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable and (ii) the Corporation does not have either a current facsimile number or, if such stockholder has consented to electronic delivery pursuant to Section 7.2 of these By-Laws, means of electronic transmission for such stockholder. In that event, the obligation of the Corporation to give notice of a stockholders meeting to any such stockholder shall be reinstated once the Corporation has received a new address, facsimile number or means of electronic transmission for such stockholder.

2.5. List of Stockholders. In connection with every meeting of stockholders, a list of stockholders entitled to vote, arranged alphabetically showing the number and class of shares held by each such stockholder on the record date for the meeting, shall be produced for inspection on the request of any stockholder and provided under the DGCL.

2.6. Quorum. Except as otherwise provided by law, at all meetings of stockholders the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum to duly organize the meeting. With respect to each matter to be acted upon at any duly organized meeting of stockholders, the presence, in person or by proxy, of the holders of a majority of the total votes entitled to be cast on the matter shall constitute a quorum for action on that matter; provided that this Section 2.6 shall not have the effect of reducing the vote required to approve or affirm any matter that may be established by law, the Certificate of Incorporation or these By-laws. Once a share is represented for any purpose at a meeting of stockholders, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine.

2.7. Voting. Subject to the Certificate of Incorporation, these By-Laws, the DGCL and the rights, if any, of those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, if a quorum exists, action on a matter, other than the election of directors, by the stockholders will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the matter is one upon which, by express provision of law or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by applicable law, each stockholder of the Corporation shall be entitled to that number of votes for each share of capital stock of the Corporation held by such stockholder as set forth in the Certificate of Incorporation or, in the case of preferred stock of the Corporation, in the instrument of designation thereof. Where a separate vote by class or series is required or provided for, when a quorum is present, the affirmative vote of a majority in voting power of the shares of capital stock of the Corporation of such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series of stockholders, unless the question is one upon which, by express provisions of applicable law, the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, or the designation of any series of preferred stock of the Corporation, a different vote is required or provided for, in which case such express provision shall govern and control the decision of such question.

2.8. Voting by Proxy. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such stockholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period. The person appointed as proxy need not be a stockholder of the Corporation.

2.9. Execution of Proxies. Any proxy must be executed by a stockholder or the stockholder’s authorized officer, director, manager, employee, agent or attorney-in-fact. Any signature on a proxy may be affixed by any reasonable means, including but not limited to facsimile signature.

2.10. Electronically Transmitted Proxies. A stockholder may authorize another person or persons to act for him as proxy by delivering or authorizing the delivery of any form of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, however, that any such electronic transmission shall be submitted with information from which the Corporation may determine that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspectors or other persons making that determination shall specify the information upon which they relied.

2.11. Validity of Copies and other Reproductions of Proxies. Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant hereto may be substituted or used in lieu of the original writing or transmission for all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile, telecommunication or other reliable reproduction shall be a complete reproduction of the entire original writing or transmission.

2.12. Voting Power Present or Represented. For purposes of determining the amount of voting power present or represented or the amount of voting power cast at any annual or special meeting of stockholders with respect to voting on a particular proposal, shares as to which the holders have abstained from voting or the proxy holders have been instructed to abstain from voting on the proposal, and shares that have been precluded from voting (whether by law, by regulations of the Securities and Exchange Commission, by rules, by-laws or listing standards of any self-regulatory organization, the Certificate of Incorporation or otherwise), will not be treated as present, represented or cast, but such shares will be counted as present and represented for purposes of determining the existence of a quorum to organize a meeting.

2.13. Postponements, Adjournments, and Cancellations of Meetings. In accordance with the provisions of applicable law, the Board, acting by resolution, may postpone and reschedule any previously scheduled meeting of stockholders, whether annual or special. In addition, any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of the holders of a majority of the total voting power present in person or by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Unless provided otherwise by law or the Certificate of Incorporation, any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such special meeting or as otherwise permitted by the DGCL.

2.14. Conduct of Meetings.

(a) At every meeting of the stockholders, the presiding chairman shall be the Chairman of the Board of Directors or, in the event of his or her absence or disability, such person as the Chairman of the Board of Directors shall appoint or, in the event of his or her absence or disability, a chairman chosen by resolution of the Board of Directors. The Secretary or, in the event of his or her absence or disability, any Assistant Secretary or, in the absence of both, an appointee of the presiding chairman, shall act as secretary of the meeting.

(b) The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the chairman presiding at any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the chairman are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, either of which may be changed at any meeting at which a quorum is present by the vote of a majority of the total voting power of those present thereat in person or by proxy; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) rules and procedures relating to the casting of ballots or the tabulation of voting at the meeting; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting or his or her designee may determine; (v) restrictions on entry to the meeting after the commencement thereof; (vi) limitations on the time allotted to questions or comments of any particular participant or by all participants as a group; and (vii) other similar rules, procedures, limitations or restrictions designed to enhance the efficiency, productivity or civility of the meeting. The presiding chairman may interpret and apply any such rules, regulations, procedures, limitations or restrictions as he or she sees fit under the circumstances, in addition to changing the order of business at the meeting or making any other determinations that he or she deems appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the presiding chairman, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.15. Inspectors of Election. In connection with each meeting of stockholders, either the Board or the Chairman may appoint one or more inspectors, who need not be stockholders and who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify to the Secretary their determination of the number of shares represented at the meeting, and their count of all votes.

2.16. Definitions of Stockholder, Voting Power and Voting Power Present. As used in these By-laws, and unless the context otherwise requires, (a) the term “stockholder” shall mean a person who is the record holder of shares of the Corporation’s voting stock, (b) the term “voting power” shall mean the right vested by law, these By-laws or the Certificate of Incorporation in the stockholders to vote in the determination of a particular question or matter, and (c) the terms “total votes” and “total voting power” shall mean the total number of votes that the stockholders are entitled under applicable law to cast in the determination of a particular question or matter (or, if applicable law does not specify which stockholders are entitled to vote with respect to any particular question or matter, such terms shall mean the total number of votes that the stockholders are generally entitled to cast in connection with the election of directors).

2.17. Notice of Stockholder Business.

(a) Advance Notice of Stockholder Business.

(1) Only such business shall be conducted before a meeting of the stockholders of the Corporation as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of the stockholders of the Corporation, business must be: (i) with respect to any annual meeting, (A) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board or a duly authorized committee of the Board; (B) otherwise properly brought before the meeting by or at the direction of the Board or a duly authorized committee of the Board; or (C) otherwise properly brought before the meeting by any stockholder (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.17(a) and at the time of the meeting and is entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.17(a); and (ii) with respect to any special meeting, specified in the notice of meeting (or any supplement or amendment thereto) given to the stockholders of the Corporation by the Board pursuant to and in accordance with Section 2.3.

(2) For such business to be considered properly brought before the meeting by a stockholder of the Corporation, such stockholder must, in addition to any other applicable requirements, have given timely notice thereof in proper written form to the Secretary. To be timely with respect to any annual meeting, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation no fewer than ninety (90) and no more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first. To be timely with respect to any special meeting, a stockholder’s notice to the Secretary must be delivered or mailed and received by the Secretary at the principal executive office of the Corporation not less than sixty (60) days prior to the date of such meeting; provided, however, that in the event that less than seventy (70) days’ notice of the date of the meeting is given or made to stockholders, to be timely a stockholder’s notice must be delivered or mailed and received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice or public announcement of the date of such special meeting is mailed or made (as applicable) by the Corporation. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.17(a).

(3) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting or special meeting: (i) a description with reasonable detail of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly (including through any derivative arrangement) owned (1) beneficially and (2) of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the proposal of such business by such stockholder and such beneficial owner, and any material interest (financial or otherwise) of such stockholder or such beneficial owner in such business, (D) whether either such stockholder or beneficial owner intends to deliver a form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and (E) if the Corporation is then subject to Section 14(a) of the Exchange Act, any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice. As use herein, shares “beneficially owned” by a person (and phrases of similar import) shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, including, without limitation, shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation.

(4) The chairman of a meeting of the stockholders of the Corporation shall determine and declare at such meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.17(a). If the chairman of the meeting determines that such proposal was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the proposal was not properly brought before the meeting and the business of such proposal shall not be transacted.

(5) This provision shall not prevent the consideration and approval or disapproval at any annual or special meeting of reports of officers, directors and committees of the Board, but in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

(6) In addition, notwithstanding anything in this Section 2.17(a) to the contrary, a stockholder of the Corporation intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Section 2.17(b) of these By-Laws for such nomination to be properly brought before such meeting.

(7) For purposes of this Section 2.17(a), any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within ninety (90) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless pursuant to a notice of such business which was timely for the meeting and properly presented as determined as of the date originally scheduled.

(b) Advance Notice of Director Nominations.

(1) Unless otherwise required by applicable law or the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the instrument of designation of any series of preferred stock of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors of the Corporation, who shall be nominated as provided therein.

(2) Nominations of persons for election to the Board shall be made only at an annual or special meeting of stockholders of the Corporation called for the purpose of electing directors and must be (i) specified in the notice of meeting (or any supplement or amendment thereto) and (ii) made by (A) the Board or a duly authorized committee of the Board (or at the direction thereof) or (B) made by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.17(b) and at the time of the meeting and is entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.17(b).

(3) In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation: (i) in the case of an annual meeting of the stockholders of the Corporation, no fewer than ninety (90) nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders of the Corporation called for the purpose of electing directors, not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice or public announcement of the date of the meeting was mailed or made (as applicable). Notwithstanding anything to the contrary in the immediately preceding sentence, in the event that the number of directors to be elected to the Board of Directors is increased, a stockholder’s notice required by this Section 2.17(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only if otherwise timely notice of nomination for all other directorships was delivered by such stockholder in accordance with the requirements of the immediately preceding sentence, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice to the stockholders of the Corporation was given or public announcement was made by the Corporation naming all of the nominees for director or specifying the size of the increase in the number of directors to serve on the Board, even if such tenth (10th) day shall be later than the date for which a nomination would otherwise have been required to be delivered to be timely. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.17(b).

(4) To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 2.17(b) must set forth (i) as to each person whom the stockholder of the Corporation proposes to nominate for election as a director, (A) the name, age, business address, and residence address of such person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly (including through any derivative arrangement) owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder if the Corporation were a reporting company under the Exchange Act, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class or series and number of shares of capital stock of the Corporation which are owned (1) beneficially and (2) of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the nomination of such nominee(s), and any material interest of such stockholder or such beneficial owner in such nomination(s), (D) whether either such stockholder or beneficial owner intends to deliver a form of proxy to holders of the Corporation’s voting shares to elect such nominee or nominees, (E) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (F) if the Corporation is then subject to Section 14(a) of the Exchange Act, any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any nominee to furnish such other information (which may include meeting to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(5) If the chairman of a meeting of the stockholders of the Corporation determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(6) Nothing in this Section 2.17(b) shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

2.18. Transfer Restrictions. The Corporation shall have the authority to enter into and perform any agreement with any number of stockholders of any one or more classes or series of capital stock of the Corporation to restrict the transfer of shares of capital stock of the Corporation of any one or more classes or series owned by such stockholders in any manner permitted by the DGCL.

2.19 Stockholder Compliance. Notwithstanding the foregoing provisions of this By-law to the extent applicable, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and with all requirements arising from United States laws and regulations applicable to the Corporation pursuant to national and homeland security requirements including but not limited to the National Industrial Security Program Operating Manual (NISPOM) and the FAR/DFARs (including any that may be directed by the U.S. Government pursuant to such laws and regulations subsequent to adoption of these By-laws), with respect to the matters set forth in these By-laws. Nothing in this By-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule l4a-8 promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 3. DIRECTORS

3.1. Powers; Number. Except as otherwise provided by law or the Certificate of Incorporation, all of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by or under the direction of, and subject to the oversight of, the Board, which shall consist of such number of natural persons as shall be fixed from time to time by resolution of the Board; provided, however, that in no event shall the number of directors so authorized, nominated and elected be less than the number required by law or more than fifteen. At all times, one member shall be the Chief Executive Officer Initially, the Board of Directors shall be comprised of five directors. At all times, at least two-thirds of the Board shall be Citizens of the United States as defined in Section 40102(a)(15) of the Federal Aviation Laws (as hereinafter defined) (“Citizens of the United States”). The Corporation’s Board and Committee composition and Directors appointed thereto shall meet any specific additional requirements not addressed in these By-laws to which the Corporation is expressly subject to pursuant to any US laws or regulations.

3.2. Powers. The Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not by law, the Certificate of Incorporation or these By-laws directed or required to be done by the stockholders or a duly authorized committee of independent directors. The Board shall not knowingly do, or cause to be done, any act in contravention of the Federal Aviation Act of 1958, as amended, codified in Title 49 of the United State Code, and the regulations promulgated thereunder, each as amended from time to time, or any successor statute or regulations, as interpreted by the United States Department of Transportation (the “Federal Aviation Laws”).

3.3. Election and Term. Directors shall be elected by plurality vote. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, removal or incapacity. At each annual meeting of stockholders, directors shall be elected. Such newly-elected directors shall serve until the next succeeding annual meeting of stockholders after their election and until their successors are elected and qualified. A director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting and until his successor is elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Except as otherwise set forth in the instrument of designation of any class or series of preferred stock of the Corporation, no stockholder of the Corporation shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation.

3.4. Vacancies. Except as otherwise provided in the Certificate of Incorporation or these By-laws (a) the office of a director shall become vacant if he dies, resigns or is duly removed from office and (b) the Board may declare vacant the office of a director if he (i) is interdicted or adjudicated an incompetent, (ii) in the sole opinion of the Board becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iii) ceases at any time to have the qualifications required by law, the Certificate of Incorporation or these By-laws.

3.5. Filling Vacancies. Except as may be set forth in the Certificate of Incorporation, and subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, in the event of a vacancy (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the stockholders to elect the full number of authorized directors), the remaining directors, even though not constituting a quorum, may fill any vacancy on the Board for the unexpired term by a majority vote of the directors remaining in office, provided that the stockholders, with an affirmative vote of the holders of a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall have the right, at any special meeting called for the purpose prior to such action, to fill the vacancy.

3.6. Compensation of Directors. Directors, acting in their capacities as such, shall receive such compensation for their services as may be fixed by resolution of the Board or one of its duly-authorized committees and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 4. MEETINGS OF THE BOARD

4.1. Place of Meetings. The meetings of the Board may be held at such place within or without the State of Delaware as a majority of the directors may from time to time appoint.

4.2. Initial Meetings. The first meeting of each newly elected Board shall be held immediately following the stockholders’ meeting at which the Board is elected and no notice of such first meeting shall be necessary for the newly elected directors in order legally to constitute the meeting.

4.3. Regular Meetings; Notice. Regular meetings of the Board may be held at such times as the Board may from time to time determine. No notice of regular meetings of the Board shall be required, provided that the date, time and place of regular meetings are fixed in advance by the Board or the Chairman.

4.4. Special Meetings; Notice. Special meetings of the Board may be called by the Chairman of the Board of Directors, the Chief Executive Officer or President of the Corporation, or two or more members of the Board of Directors and shall be called by the President or the Secretary if directed by the Chairman of the Board of Directors, the Chief Executive Officer or President of the Corporation or two or more members of the Board of Directors. Special meetings of the Board of Directors shall be preceded by at least twenty-four (24) hours’ notice of the date, time and place (if any) and/or means of remote communication (if any). The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes and does not state a further purpose to consider such other business as may properly come before the meeting, the business to be conducted at the special meeting shall be limited to the purposes stated in the notice.

4.5. Waiver of Notice. Except as otherwise provided in Section 7.3 of these By-laws, directors present at any regular or special meeting shall be deemed to have received, or to have waived, due notice thereof.

4.6. Quorum and Voting. A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and, except as otherwise provided by law, the Certificate of Incorporation, these By-laws and the rights, if any, of those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, actions affirmatively approved by a majority of the Board at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

4.7. Withdrawal. Subject to the terms and conditions of the DGCL, if a quorum is present when the meeting convened, the directors present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.6 or the refusal of any director present to vote.

4.8. Action by Consent. Any action that may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or such committee.

4.9. Meetings by Telephone or Similar Communication. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 5. COMMITTEES OF THE BOARD

5.1. General. The Board may designate one or more committees, each committee to consist of two or more of the directors (and one or more directors may be named as alternate members to replace any absent or disqualified regular members). To the extent provided in the By-laws or by resolutions or a committee charter adopted by the Board, each such committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except to the extent otherwise provided by the DGCL. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the Chairman of the Board may designate another director to serve on the committee pending action by the Board. Each such member of a committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board. At all times, at least two-thirds of any committee of the Board shall be comprised of Citizens of the United States. The formation, function or delegation of authority to any committee of the Board shall be in compliance with the Federal Aviation Laws. Notwithstanding the foregoing provisions of this By-law, if the Corporation is required by U.S. laws and regulations to establish a special committee to oversee governmental contracts or business involving classified and/or controlled but unclassified information, then the composition of such committee and any directors, officers, or appropriately authorized delegates serving on such committee shall be required to meet all requirements or take such action as directed by such laws and regulations, and shall otherwise have all of the rights, powers, and responsibilities conferred or imposed upon Board members by applicable statutes and regulations and by the Corporation’s charter and By-laws.

5.2. Compensation Committee. The Board shall maintain a Compensation Committee of two or more directors (the exact number of which shall be set from time to time by the Board), who shall have such qualifications, powers and responsibilities as specified in any charter that may from time to time be adopted by the Compensation Committee and approved by the Board of Directors.

5.3. Audit Committee. The Board shall maintain an Audit Committee of two or more directors (the exact number of which shall be set from time to time by the Board), who shall have such qualifications, powers and responsibilities as specified in any charter that may from time to time be adopted by the Audit Committee and approved by the Board of Directors.

5.4. Procedures for Committees. Each committee shall keep written minutes of its meetings. All actions taken by a committee shall be reported to the Board at its next meeting, unless all directors attended the committee meeting at which such action was taken. Failure to keep written minutes or to make such reports shall not affect the validity of action taken by a committee. Each committee shall adopt such rules (not inconsistent with the Certificate of Incorporation, these By-laws, applicable law, or any regulations specified for such committee by the Board) as it shall deem necessary or as required for the proper conduct of its functions and the performance of its responsibilities.

SECTION 6. REMOVAL OF BOARD MEMBER

Except as may be provided in the Certificate of Incorporation or as a matter of law, and subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to remove directors as set forth in the instrument of designation of such preferred stock applicable thereto, any director or the entire Board may be removed with or without cause at any time by the stockholders at a meeting of stockholders duly called for that purpose if the number of votes cast in favor of removal constitutes a majority of the number of votes entitled to be cast in an election of directors, voting together as a single class. The stockholders at such meeting may proceed to elect a successor or successors for the unexpired term of the director or directors removed. Except as provided in this Section 6 or as may be provided in the Certificate of Incorporation, directors shall not be subject to removal. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, then at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 7. NOTICES

7.1. Form of Delivery. Whenever under the provisions of law the Certificate of Incorporation or these By-laws notice is required to be given to any stockholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Certificate of Incorporation or these By-laws, but such notice may be given by United States mail or through a recognized commercial overnight courier service, addressed to such stockholder or director at his address as it appears on the records of the Corporation, with postage or delivery fees thereon prepaid. Such notices shall be deemed to have been given at the time they are deposited in the United States mail or with such courier service. Notice to a director pursuant to Section 4.4 of these By-laws may be given personally or by telephone, e-mail or telegram sent to his or her address as it appears on the Corporation’s records.

7.2. Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these By-Laws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Secretary. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices of meetings or of other business given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these By-Laws, except as otherwise limited by applicable law, the term “electronic transmission”

means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3. Waiver. Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any stockholder or director who attends a meeting of stockholders or directors in person, or is represented at such meeting by proxy, unless such stockholder or director timely objects to the transaction of any business at the meeting in the manner required by the DGCL.

SECTION 8. OFFICERS

8.1. Designations. The Corporation’s officers shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Controller, a Treasurer, and a Secretary. The Corporation may also have one or more Assistant Secretaries and Assistant Treasurers and other officers designated from time to time by the Board or Chief Executive Officer. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. The President, and each of the officers comprising at least two-thirds of the officers of the Company, must be a Citizen of the United States.

8.2. Appointment of Certain Officers. At the first meeting of each newly elected Board, or at such other time when there shall be a vacancy, the Board shall elect the Corporation’s officers.

8.3. Appointment of Other Officers. The Board may appoint, or empower the Chief Executive Officer and/or one or more Presidents of the Corporation to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

8.4. Removal. Notwithstanding the provisions of any employment agreement, any officer of the Corporation may be removed at any time (i) by the Board of Directors, with or without cause, and (ii) by any other officer of the Corporation upon whom the Board of Directors has expressly conferred the authority to remove another officer, in such case on the terms and subject to the conditions upon which such authority was conferred upon such officer. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights.

8.5. The Chairman of the Board. The Chairman of the Board shall have general oversight of the business and affairs of the Corporation, shall preside at all meetings of the directors and stockholders, and shall exercise such additional powers and perform such additional duties as may be specified from time to time by the Board.

8.6. The Chief Executive Officer. The Chief Executive Officer shall be responsible for implementing all orders and resolutions of the Board, shall supervise the daily operations of the Corporation’s business and shall, in the absence of the Chairman, preside at meetings of the Board and of the stockholders.

8.7. The President. The President shall report to the Chief Executive Officer (or may be the Chief Executive Officer) and the Board and shall perform such duties as may be requested from time to time by the Board, the Chief Executive Officer or the By-laws. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board shall prescribe.

8.8. The Chief Financial Officer. The Chief Financial Officer shall be the Corporation’s principal financial officer and shall manage the Corporation’s financial affairs and direct the activities of the Treasurer and other officers responsible for the Corporation’s financial affairs. The Chief Financial Officer may sign, execute and deliver in the name of the Corporation contracts, bonds and other obligations, shall be responsible for all of the Corporation’s internal and external financial reporting and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the By-laws.

8.9. The Treasurer. As directed by the Chief Financial Officer, the Treasurer shall have general custody of all funds and securities of the Corporation. The Treasurer may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or such other person or persons as may be designated for the purpose by the Board, all bills of exchange or promissory notes of the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Chief Financial Officer or the By-laws.

8.10. The Controller. The Controller shall assist the Chief Financial Officer as directed in accounting, financial reporting, bookkeeping and accounting procedures and perform such other duties as may be prescribed from time to time by the Chief Financial Officer.

8.11. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders, record all votes and the minutes of all proceedings in books or records to be kept for that purpose, give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and perform such other duties as may be prescribed by the Board or Chief Executive Officer. The Secretary shall also keep in safe custody the Corporation’s seal, if any, and affix the seal to any instrument requiring it.

8.12. Execution of Contracts and Other Instruments. The Board, except as otherwise required by law, may authorize from time to time any officer or agent of the Corporation to enter into any contract or to execute and deliver any other instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the Chief Executive Officer or any President (or any Vice President) and by the Secretary (or any Assistant Secretary ) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for damages, whether monetary or otherwise, for any purpose or for any amount except as specifically authorized in these By-Laws or by the Board or an officer or committee with the power to grant such authority.

8.13. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, Treasurer or Secretary, any Vice President, Assistant Treasurer or Assistant Secretary, or any other officer of the Corporation authorized to do so by the Board. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

SECTION 9. STOCK

9.1. Certificates. The shares of the Corporation may be (i) uncertificated, provided the Corporation is a participant in the Direct Registration System, or its successor, of the Depository Trust & Clearing Corporation or some similar system or (ii) represented by certificates signed by the Chairman of the Board, Chief Executive Officer or President, on the one hand, and the Secretary or an Assistant Secretary, on the other hand, evidencing the number and class (and series, if any) of shares owned by the stockholder and containing such information as required by law. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue.

9.2. Missing Certificates. The Chairman of the Board, Chief Executive Officer, President or his or her designee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the Corporation’s receipt of an affidavit of that fact from the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the Chairman of the Board, Chief Executive Officer or President, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to (i) advertise or give the Corporation a bond or (ii) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 10. DETERMINATION OF STOCKHOLDERS

10.1. Record Date. For the purpose of determining stockholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a record date for determination of stockholders for such purpose, such date to be not more than seventy days prior to the meeting or the date on which the action requiring the determination of stockholder is to be taken.

10.2. Registered Stockholders. Except as otherwise provided by law, the Corporation, and its directors, officers, employees and agents may recognize and treat a person registered on the Corporation’s records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section 10.2 shall not be affected by any actual constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary.

SECTION 11. MISCELLANEOUS

11.1. Dividends. Except as otherwise provided by law or the Certificate of Incorporation, dividends upon the stock of the Corporation may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, property, or in shares of stock.

11.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer or the Board may from time to time designate. Signatures of the authorized signatories may be by facsimile.

11.3. Fiscal Year. The Board may adopt for and on behalf of the Corporation a fiscal or a calendar year.

11.4. Seal. The Board may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

11.5. Definitions; Usage. All references herein to the Certificate of Incorporation shall mean, as of any particular date, the Corporation’s Certificate of Incorporation, as amended or restated through such date. All references herein to the DGCL shall mean, as of any particular date, the DGCL, as amended or restated through such date, or any successor statute. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

11.6. Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

SECTION 12. INDEMNIFICATION

The Corporation shall indemnify any Indemnitee (as defined in the Certificate of Incorporation) as set forth in the Certificate of Incorporation.

SECTION 13. AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to amend and repeal these By-Laws and adopt new By-Laws, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any of these By-Laws. Notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock of the Corporation required by law, by the Certificate of Incorporation or by any instrument designating any class or series of preferred stock of the Corporation, the affirmative vote of the holders of a majority of the total voting power of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, the provisions of these By-Laws.